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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



                  We consent to the incorporation by reference in this Registration Statement on Form S-3 of Adrenalin Interactive, Inc. (formerly Wanderlust Interactive, Inc.), relating to the registration of 4,454,384 shares of common stock, of our report, dated August 28, 1997, on the consolidated financial statements of Wanderlust Interactive, Inc. and subsidiary, and to the use of our name, and the statements with respect to us, under the heading "Experts" in the Registration Statement.


                                        /s/ DRUCKER, MATH & WHITMAN, P.C.
                                        ----------------------------------------
                                        DRUCKER, MATH & WHITMAN, P.C.

North Brunswick, New Jersey
July 31, 1998